Exhibit 10.4

INTELLECTUAL PROPERTY AGREEMENT

BY AND BETWEEN

RAYONIER INC.

AND

RAYONIER ADVANCED MATERIALS INC.

DATED AS OF JUNE 27, 2014

i

ii

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INTELLECTUAL PROPERTY AGREEMENT

This INTELLECTUAL PROPERTY AGREEMENT, dated as of June 27, 2014 (this “Agreement”), is by and between Rayonier Inc., a North Carolina corporation (“Rayonier”), and Rayonier Advanced Materials Inc., a Delaware corporation (“SpinCo”).

R E C I T A L S:

WHEREAS, the board of directors of Rayonier (the “Rayonier Board”) has determined that it is in the best interests of Rayonier and its shareholders to create a new publicly traded company that shall operate the SpinCo Business;

WHEREAS, in furtherance of the foregoing, the Rayonier Board has determined that it is appropriate and desirable to separate the SpinCo Business from the Rayonier Business (the “Separation”) and, following the Separation, make a distribution, on a pro rata basis, to holders of Rayonier Shares on the Record Date of all the outstanding SpinCo Shares owned by Rayonier (the “Distribution”);

WHEREAS, in order to effectuate the Separation and the Distribution, Rayonier and SpinCo have entered into a Separation and Distribution Agreement, dated as of May 28, 2014 (the “Separation and Distribution Agreement”); and

WHEREAS, the SpinCo Group desires to receive (and the Rayonier Group is willing to grant to the SpinCo Group) certain rights under Intellectual Property and Software owned by the Rayonier Group as of the Effective Time, and the Rayonier Group desires to receive (and the SpinCo Group is willing to grant to the Rayonier Group) certain rights under Intellectual Property and Software owned by the SpinCo Group as of the Effective Time, in each case on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Acquired Business” has the meaning set forth in Section 13.05.

“Acquiring Person” has the meaning set forth in Section 13.05.

“Action” shall mean any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” has the meaning set forth in the Separation and Distribution Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreements” has the meaning set forth in the Separation and Distribution Agreement.

“Derivative Work” shall mean a work that is based upon one or more preexisting works, and which is a derivative work, including any revision, modification, translation, abridgment, condensation, expansion, collection, compilation and any other form in which such preexisting works may be recast, transformed or adapted, and that, if prepared without authorization by the owner of a preexisting work, would constitute copyright infringement.

“Dispute” has the meaning set forth in Section 13.11.

“Distribution” has the meaning set forth in the Recitals.

“Distribution Date” shall mean the date of the consummation of the Distribution, which shall be determined by the Rayonier Board in its sole and absolute discretion.

“Effective Time” shall mean 11:59 p.m., New York City time, on the Distribution Date.

“Governmental Authority” shall mean any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Group” shall mean either the SpinCo Group or the Rayonier Group, as the context requires.

“Improvements” shall mean any improvements, additions, modifications, developments, variations, refinements, enhancements, compilations, collective works or Derivative Works.

“Intellectual Property” shall mean all of the following whether arising under the Laws of the United States or of any other foreign or multinational jurisdiction: (a) patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, substitutions, renewals, extensions and reexaminations of any of the foregoing, and all rights in any of the foregoing provided by international treaties or conventions, (b) trademarks, service marks, trade names, service names, trade dress, logos and other source or business identifiers, including all goodwill associated with any of the foregoing, and any and all common law rights in and to any of the foregoing, registrations and applications for registration of any of the foregoing, all rights in and to any of the foregoing provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing, (c) Internet domain names, (d) copyrightable works, copyrights, moral rights, mask work rights, database rights and design rights, in each case, other than Software, whether or not registered, and all registrations and applications for registration of any of the foregoing, and all rights in and to any of the foregoing provided by international treaties or conventions, (e) confidential and proprietary information, including trade secrets, invention disclosures, processes and know-how, in each case, other than Software, and (f) intellectual property rights arising from or in respect of any Technology.

“Law” shall mean any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” shall mean all debts, guarantees, assurances, commitments, liabilities, responsibilities, Losses, remediation, deficiencies, damages, fines, penalties, settlements, sanctions, costs, expenses, interest and obligations of any nature or kind, whether accrued or fixed, absolute or contingent, matured or unmatured, accrued or not accrued, asserted or unasserted, liquidated or unliquidated, foreseen or unforeseen, known or unknown, reserved or unreserved, or determined or determinable, including those arising under any Law, claim (including any Third-Party Claim), demand, Action, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority or arbitration tribunal, and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking, or any fines, damages or equitable relief that is imposed, in each case, including all costs and expenses relating thereto.

“Licensed Trademarks” shall mean the Trademarks set forth (and only as set forth) on Schedule A, including any registrations and applications for registration set forth on Schedule A.

“Licensee” shall mean, with respect to any Intellectual Property or Software licensed hereunder, the Party receiving a license to such Intellectual Property or Software hereunder.

“Licensor” shall mean, with respect to any Intellectual Property or Software licensed hereunder, the Party granting a license to such Intellectual Property or Software hereunder.

“Licensor Indemnitees” has the meaning set forth in Section 12.01.

“Losses” shall mean actual losses (including any diminution in value), costs, damages, penalties and expenses (including legal and accounting fees and expenses and costs of investigation and litigation), whether or not involving a Third-Party Claim.

“Other IP” shall mean either the SpinCo Other IP or the Rayonier Other IP, as the context requires.

“Parties” shall mean the parties to this Agreement.

“Patents” shall mean all patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, substitutions, renewals, extensions and reexaminations of any of the foregoing, and all rights in any of the foregoing provided by international treaties or conventions.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Rayonier” has the meaning set forth in the Preamble.

“Rayonier Board” has the meaning set forth in the Recitals.

“Rayonier Business” has the meaning set forth in the Separation and Distribution Agreement.

“Rayonier Group” shall mean Rayonier and each Person that is a Subsidiary of Rayonier.

“Rayonier Name and Rayonier Marks” shall mean the names, marks, trade dress, logos, monograms, domain names and other source or business identifiers of either Party or any member of its Group using or containing “RAYONIER”, either alone or in combination with other words or elements, and all names, marks, trade dress, logos, monograms, domain names and other source or business identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words or elements, together with the goodwill associated with any of the foregoing.

“Rayonier Other IP” shall mean all Intellectual Property, except Trademarks and Patents, owned or controlled by Rayonier or any other member of the Rayonier Group as of the Effective Time.

“Rayonier Shares” shall mean the common shares, no par value, of Rayonier.

“Rayonier Software” shall mean any Software that both (a) constitutes a Rayonier Asset under the Separation and Distribution Agreement and (b) is owned as of immediately after the Effective Time by either Party or any of its Subsidiaries.

“Record Date” shall mean the close of business on the date to be determined by the Rayonier Board as the record date for determining holders of Rayonier Shares entitled to receive SpinCo Shares pursuant to the Distribution.

“Separation” has the meaning set forth in the Recitals.

“Separation and Distribution Agreement” has the meaning set forth in the Recitals.

“Software” shall mean any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, (d) screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (e) documentation, including user manuals and other training documentation, relating to any of the foregoing.

“SpinCo” has the meaning set forth in the Preamble.

“SpinCo Assets” has the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Business” has the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Field of Use” shall mean any and all businesses, operations and activities involving the manufacturing, sale, marketing and distribution of (a) chemical cellulose (also referred to as dissolving pulp) and products sold into similar end uses as chemical cellulose (including cotton linters); (b) pulp and paper products; (c) chemicals; (d) plastics and other polymers; (e) processed foods and pharmaceutical products (including raw materials and intermediates used therein); (f) building materials (including raw materials and intermediates used therein); and/or (g) textiles (including raw materials and intermediates used therein); provided, however, that the foregoing clauses (a) through (g) shall not include solid and engineered wood products (including lumber and plywood) or materials comprised of solid and engineered wood products.

“SpinCo Group” shall mean SpinCo and each Person that is a Subsidiary of SpinCo.

“SpinCo Other IP” shall mean all Intellectual Property, except Trademarks and Patents, owned or controlled by SpinCo or any other member of the SpinCo Group as of the Effective Time.

“SpinCo Shares” shall mean the shares of common stock, par value $0.01 per share, of SpinCo.

“SpinCo Software” shall mean any Software that both (a) constitutes a SpinCo Asset under the Separation and Distribution Agreement and (b) is owned as of immediately after the Effective Time by either Party or any of its Subsidiaries.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities, (ii) the total combined equity interests or (iii) the capital or profit interests, in the case of a partnership, or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Technology” shall mean all technology, designs, formulae, algorithms, procedures, methods, discoveries, processes, techniques, ideas, know-how, research and development, technical data, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship in any media, confidential, proprietary or nonpublic information, and other similar materials, and all recordings, graphs, drawings, reports, analyses and other writings, and other tangible embodiments of the foregoing in any form whether or not listed herein, in each case, other than Software.

“Term” has the meaning set forth in Section 2.01.

“Third Party” shall mean any Person other than the Parties or any of their Affiliates.

“Third-Party Claim” shall mean any Action commenced by any Third Party against any Party or any of its Affiliates.

“Trademark” shall mean trademarks, service marks, trade names, service names, trade dress, logos, Internet domain names, and other source or business identifiers, including all goodwill associated with any of the foregoing, and any and all common law rights in and to any of the foregoing, registrations and applications for registration of any of the foregoing, all rights in and to any of the foregoing provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing.

“Trademark License” has the meaning set forth in Section 2.01.

ARTICLE II

GRANT OF TRADEMARKS LICENSE

Section 2.01 Licensed Trademarks. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, Rayonier hereby grants (or shall cause the applicable member of the Rayonier Group to grant) to the SpinCo Group an exclusive, fully paid-up, worldwide, non-sublicensable (except as provided in Section 13.05), non-assignable (except as provided in Sections 6.05 and 13.04), royalty-free and irrevocable (unless terminated in accordance with Section 6.05 or Article IX) license to use and display the Licensed Trademarks for any use or purpose solely in the SpinCo Field of Use (the “Trademark License”). Without limiting the generality of the foregoing, subject to the terms and conditions contained herein, the Trademark License shall include the right of members of the SpinCo Group to use the Licensed Trademarks in their respective corporate names, domain names and email addresses and in any and all electronic, social or other media (including, Facebook, Twitter and LinkedIn and other electronic media and networking platforms), in each case, whether or not in existence as of the date hereof. The term of the Trademark License (the “Term”) shall commence at the Effective Time and shall continue in perpetuity, unless and until the earlier to occur of (a) the assignment, if any, of the Rayonier Name and Rayonier Marks to SpinCo pursuant to Section 6.05 and (b) the termination, if any, of the Trademark License pursuant to Article IX. Except pursuant to Section 6.05, neither SpinCo nor any other member of the SpinCo Group shall acquire any ownership rights hereunder in the Licensed Trademarks (or any other Rayonier Name and Rayonier Marks), and all goodwill symbolized by and connected with the use of the Licensed Trademarks by SpinCo or any other member of the SpinCo Group shall inure solely to the benefit of Rayonier.

Section 2.02 Additional Licensed Trademarks. During the Term, SpinCo and each other member of the SpinCo Group shall be permitted to use, solely in the SpinCo Field of Use, any Trademark in which any Licensed Trademark is immediately followed by one or more additional words or abbreviations so long as such additional words would not cause confusion with Rayonier’s own usage of a Trademark. At least twenty (20) days’ prior written notice shall be given to Rayonier in advance of the commencement of such use of such Trademark by any member of the SpinCo Group, together with examples of the intended use, so that Rayonier can verify and ensure that the RAYONIER name is being used in accordance with the requirements of this Agreement and all applicable Laws. So long as no written objection (together with reasonably detailed explanation) is received by SpinCo within the twenty (20)-day period following SpinCo’s delivery of such notice to Rayonier, such Trademark shall be deemed to be a Licensed Trademark for all purposes hereunder and the Parties shall add such Trademark (or shall cause such Trademark to be added) to Schedule A.

Section 2.03 Restriction on Rayonier. During the Term, Rayonier shall not (and shall cause the other members of the Rayonier Group not to), directly or indirectly, design, develop, manufacture, market, provide or perform any products or services under any of the Licensed Trademarks or grant a license to or otherwise authorize any Third Party to do any of the foregoing.

Section 2.04 Use of Rayonier Name. Without limiting any other provisions of this Agreement, except as set forth on Schedule A or as otherwise permitted in accordance with Section 2.01, 2.02 or 2.06, SpinCo shall not (and shall cause the other members of the SpinCo Group not to) use the name “RAYONIER” in connection with any aspect of its business, operations or affairs, whether conducted directly or indirectly, including as a corporate or business name, domain name or email address, unless the name “RAYONIER” is part of a Licensed Trademark. The Parties acknowledge and agree that this Agreement shall not restrict (a) any member of the SpinCo Group from using the abbreviation “RYAM” in its corporate or business name or in any other Trademark or (b) the right of any Party or any member of its Group to make use of any term or Trademark in a manner that constitutes fair use under applicable Law or factual use solely for historical or reference purposes.

Section 2.05 Display of Trademarks. The Parties acknowledge and agree that it is in their mutual best interest that, and the Parties shall reasonably cooperate with each other in good faith to ensure that, the Licensed Trademarks shall appear distinctive from the other Rayonier Name and Rayonier Marks used by Rayonier or any other member of the Rayonier Group. Any Dispute with respect to the appearance of a Licensed Trademark or the other Rayonier Name and Rayonier Marks shall be resolved in accordance with Section 13.11.

Section 2.06 Transitional Trademark License. Subject to the terms and conditions of this Agreement, effective as of the Effective Time, Rayonier hereby grants (or shall cause the applicable member of the Rayonier Group to grant) to the SpinCo Group, for the six (6)-month period immediately after the Distribution Date, a non-exclusive, fully paid-up, worldwide, non-sublicensable, non-assignable, royalty-free and irrevocable (unless terminated in accordance with Section 6.05 or Article IX) license to use the Rayonier Name and Rayonier Marks (in addition to the other rights granted to the SpinCo Group under this Article II) solely in connection with (a) any and all inventory for sale that bears or incorporates the Rayonier Name and Rayonier Marks; (b) facilities, locations, buildings, machines or equipment, or other fixed assets, bearing or using the Rayonier Name and Rayonier Marks as of the Distribution Date; and (c) labels, invoices, bills of lading, signage and other documents and identifiers bearing or incorporating the Rayonier Name and Rayonier Marks as of the Distribution Date; provided that, as of the end of such six (6)-month period, SpinCo shall (and shall cause each other member of the SpinCo Group to) discontinue any and all use of such Rayonier Name and Rayonier Marks unless otherwise in compliance with this Agreement. This Section 2.06 is not intended to and shall not preclude or limit any use of the Licensed Trademarks by SpinCo or the other members of the SpinCo Group in accordance with the other provisions of this Agreement.

ARTICLE III

USE; REGISTRATION AND MAINTENANCE OF LICENSED TRADEMARKS

Section 3.01 Quality Standard. SpinCo shall cause the quality of all of the products and services of each member of the SpinCo Group that are designed, developed, manufactured, marketed, provided or performed under any Licensed Trademark to be maintained at a commercially reasonable level and comply with the requirements of all applicable Laws. The Parties agree that, without limitation, the quality of comparable products and services marketed by Rayonier or any other member of its Group prior to the Distribution Date is at a commercially reasonable level of quality. During the Term, upon at least ten (10) days’ prior written notice to SpinCo, Rayonier shall have the right (but not any obligation), at its own cost and expense and not more often than once in any six (6)-month period, to conduct, at the facilities of any member of the SpinCo Group, examination of specimens of the use of the Licensed Trademarks and of products manufactured by or for any member of the SpinCo Group, and to obtain from any member of the SpinCo Group information and documentation that would enable Rayonier to determine whether the quality of such products and services is maintained in accordance with this Section 3.01.

Section 3.02 Unauthorized Use. SpinCo acknowledges and agrees that any use of the Licensed Trademarks other than that expressly authorized hereunder is prohibited without the prior written approval of Rayonier. Without limiting the generality of the foregoing, during the Term, SpinCo shall (and shall cause the other members of the SpinCo Group to) only use and display the Licensed Trademarks in the SpinCo Field of Use.

Section 3.03 Registration; Maintenance of Licensed Trademarks.

(a) During the Term, upon SpinCo’s reasonable written request and at SpinCo’s cost and expense, Rayonier shall (i) subject to Section 3.03(b), take all reasonably necessary steps to procure registration of the Licensed Trademarks in all jurisdictions requested by SpinCo and (ii) subject to Section 3.03(c), use commercially reasonable efforts to maintain the Licensed Trademarks and all registrations thereof and applications therefor in all jurisdictions in which each is registered or an application therefor is pending. SpinCo shall (and shall cause the other members of the SpinCo Group to) execute all documents as are reasonably necessary or appropriate to aid in, and shall otherwise reasonably cooperate (at SpinCo’s cost and expense) with the efforts of Rayonier to prepare, obtain, file, record and maintain all such registrations and applications.

(b) The Parties may mutually agree, from time to time, that SpinCo shall procure registration of any Licensed Trademarks in any jurisdictions requested by SpinCo pursuant to Section 3.03(a). If the Parties so agree, SpinCo shall be solely responsible for registering (at SpinCo’s cost and expense) such Licensed Trademarks in such jurisdictions and Rayonier shall (and shall cause the other members of the Rayonier Group to) execute all documents as are reasonably necessary or appropriate to aid in, and shall otherwise reasonably cooperate (at SpinCo’s cost and expense) with the efforts of SpinCo to prepare, obtain, file, record and maintain all such registrations and the applications related thereto.

(c) SpinCo acknowledges and agrees that neither Rayonier nor any other member of the Rayonier Group shall have any further maintenance obligations hereunder as to the Licensed Trademarks or any registration thereof or application therefor upon Rayonier’s providing reasonable advance written notice to SpinCo that Rayonier does not intend to continue such maintenance. Rayonier acknowledges and agrees that, upon SpinCo’s receiving such notice, SpinCo shall have the right (but not any obligation) to continue such maintenance at SpinCo’s cost and expense and in Rayonier’s name or in the name of any other member of the Rayonier Group specified by Rayonier. In the event SpinCo elects to continue such maintenance, Rayonier shall (and shall cause the other members of the Rayonier Group to), to the extent reasonably necessary, execute all documents to aid in, and otherwise cooperate with, the effort of SpinCo to maintain registrations of the Licensed Trademarks. Notwithstanding anything to the contrary contained herein, if and after Rayonier gives reasonable written notice to SpinCo in accordance with this Section 3.03(c), neither SpinCo, Rayonier, nor any other member of their respective Groups shall be liable hereunder in any manner for any failure to maintain such Licensed Trademarks.

ARTICLE IV

GRANT OF SOFTWARE LICENSE

Section 4.01 Grant of Software License.

(a) Subject to the terms and conditions of this Agreement, and subject to any rights of Third Parties that may be in effect, effective as of the Effective Time, Rayonier hereby grants (or shall cause the applicable member of the Rayonier Group to grant) to the SpinCo Group a nonexclusive, perpetual (unless terminated in accordance with Article IX), fully paid-up, worldwide, non-sublicensable (except as provided in Section 13.05), non-assignable (except as provided in Section 13.04), royalty-free and irrevocable (unless terminated in accordance with Article IX) license to (i) use, (ii) reproduce, (iii) display, and (iv) prepare Derivative Works based upon any and all Rayonier Software that was used in connection with the SpinCo Business prior to the Distribution Date.

(b) Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties that may be in effect, effective as of the Effective Time, SpinCo hereby grants (or shall cause the applicable member of the SpinCo Group to grant) to the Rayonier Group a nonexclusive, perpetual (unless terminated in accordance with Article IX), fully paid-up, worldwide, non-sublicensable (except as provided in Section 13.05), non-assignable (except as provided in Section 13.04), royalty-free and irrevocable (unless terminated in accordance with Article IX) license to (i) use, (ii) reproduce, (iii) display, and (iv) prepare Derivative Works based upon any and all SpinCo Software that was used in connection with the Rayonier Business prior to the Distribution Date.

(c) Until the date that is twenty-four (24) months after the Distribution Date, Licensee may request a copy of Software licensed to its Group hereunder (including the source code for such Software) and Licensor shall provide a copy of such Software to Licensee; provided that, in each case, such Software was not previously provided to Licensee and such Software is then in the possession or control of Licensor or any other member of its Group. Notwithstanding anything to the contrary contained herein, Licensor need only provide to Licensee a copy of such Software in the form in which it existed as of the Distribution Date, and in no event shall Licensor (or any other member of its Group) be required to provide to Licensee (or any other member of its Group) any upgrades, updates, enhancements or other modifications to such Software or any additional copies of such Software.

(d) After the Distribution Date, if Licensee (or any other member of its Group) creates (or has another Person create) a Derivative Work of any Software licensed to its Group hereunder, Licensee shall own all rights in and to the particular modifications, additions or changes made to such Software, subject to the Intellectual Property rights of Licensor (and the other members of its Group) in such Software. No license is granted hereunder to such Derivative Work and neither Licensee nor any member of its Group shall, by virtue of creating any Derivative Work of such Software, gain any greater rights in or to such Software than are expressly granted hereunder.

(e) Licensee shall (and shall cause the other members of its Group to) treat any source code for Software licensed to its Group hereunder as confidential and proprietary information of Licensor, and Licensee shall (and shall cause the other members of its Group to) hold such source code in confidence in accordance with Section 6.9 of the Separation and Distribution Agreement.

ARTICLE V

OTHER IP LICENSES

Section 5.01 Grant of Other IP Licenses.

(a) Subject to the terms and conditions of this Agreement, and subject to any rights of Third Parties that may be in effect, effective as of the Effective Time, Rayonier hereby grants (or shall cause the applicable member of the Rayonier Group to grant) to the SpinCo Group a nonexclusive, perpetual (unless terminated in accordance with Section 6.06 or Article IX), fully paid-up, worldwide, non-sublicensable (except as provided in Section 13.05), non-assignable (except as provided in Sections 6.06 and 13.04), royalty-free and irrevocable (unless terminated in accordance with Section 6.06 or Article IX) license, for any use or purpose, in and to the Rayonier Other IP that was used in connection with the SpinCo Business prior to the Distribution Date.

(b) Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties that may be in effect, effective as of the Effective Time, SpinCo hereby grants (or shall cause the applicable member of the SpinCo Group to grant) to the Rayonier Group a nonexclusive, perpetual (unless terminated in accordance with Section 6.06 or Article IX), fully paid-up, worldwide, non-sublicensable (except as provided in Section 13.05), non-assignable (except as provided in Sections 6.06 and 13.04), royalty-free and irrevocable (unless terminated in accordance with Section 6.06 or Article IX) license, for any use or purpose, in and to the SpinCo Other IP that was used in connection with the Rayonier Business prior to the Distribution Date.

Section 5.02 Improvements. Licensee (and the other members of its Group) shall have the right to make Improvements to the Other IP licensed to its Group hereunder; provided, however, that, subject to Section 6.06, Licensor will own and retain all right, title and interest in and to the Other IP licensed by Licensor (or the other members of its Group) hereunder.

Section 5.03 Restriction on Disclosure. Licensee shall (and shall cause the other members of its Group to) hold all confidential or proprietary information, including trade secrets, invention disclosures, processes and know-how, licensed to its Group hereunder and any other confidential or proprietary information disclosed to Licensee or any other member of its Group hereunder in confidence in accordance with Section 6.9 of the Separation and Distribution Agreement.

Section 5.04 Maintenance of the Other IP. Neither Licensor nor any other member of its Group shall have any obligation to Licensee (or any other member of its Group) with respect to maintaining the pendency, subsistence, validity, enforceability, or confidentiality of any Other IP licensed by Licensor (or any other member of its Group) hereunder and Licensor (and the other members of its Group) may discontinue maintenance, abandon or dedicate to any Person the Other IP licensed by Licensor (or any other member of its Group) hereunder.

ARTICLE VI

PROPRIETARY RIGHTS

Section 6.01 Title to Intellectual Property. Licensee acknowledges and agrees that Licensor (or the applicable member of its Group) is the sole and exclusive owner of any and all Intellectual Property and Software licensed by Licensor or any other member of Licensor’s Group hereunder. Subject to Sections 6.05 and 6.06, Licensor shall retain all right, title and interest in and to such Intellectual Property and Software, including all copyright and other proprietary rights.

Section 6.02 No Challenge to Title. Subject to Sections 6.05 and 6.06, Licensee agrees that it shall not (and shall cause the other members of its Group not to), for any reason, whether during or after the termination of this Agreement, do or authorize any Person to do, any of the following with respect to any Intellectual Property or Software licensed to its Group hereunder: (a) represent to any Person in any manner that it owns or has any ownership rights in such Intellectual Property or Software; (b) except in accordance with Section 3.03(b) or (c), apply for federal, state, or national registration of such Intellectual Property or Software; or (c) impair, dispute or contest the validity of Licensor’s (or any member of its Group) right, title and interest in and to such Intellectual Property or Software.

Section 6.03 No Other Rights. Only those rights specifically granted hereunder to Licensee or its Group are granted to Licensee or its Group hereunder and all other rights in the Intellectual Property or Software licensed to Licensee or its Group hereunder are expressly reserved by Licensor. Without limiting the generality of the foregoing, Licensee shall not (and shall cause the other members of its Group not to) use any Intellectual Property or Software licensed to Licensee or its Group hereunder for any purpose other than as expressly permitted under the terms of this Agreement.

Section 6.04 No Adverse Action. Licensee agrees that it shall not (and shall cause the other members of its Group not to), for any reason, take or voluntarily cooperate in any Action that might dilute, tarnish, disparage, or reflect adversely on Licensor (or any other member of its Group). Without limiting the generality of the foregoing, Licensee shall (and shall cause the other members of its Group to) only use any copyrighted work licensed to Licensee’s Group hereunder in accordance with sound copyright usage principles and in compliance with the requirements of all applicable Laws.

Section 6.05 Assignment of Trademarks upon Cessation. During the Term, if Rayonier determines (in its sole and absolute discretion) to permanently cease using the Rayonier Name and Rayonier Marks in active commerce, Rayonier shall reasonably promptly notify SpinCo in writing of such determination and Rayonier shall (and shall reasonably promptly execute, upon SpinCo’s written request, such other documentation as may be reasonably necessary to) irrevocably assign the Rayonier Name and Rayonier Marks to SpinCo for aggregate consideration to Rayonier of one U.S. dollar ($1.00). Upon any such assignment of the Rayonier Name and Rayonier Marks to SpinCo pursuant to this Section 6.05, (a) the Trademark License shall automatically and immediately terminate without the need for any further action by any member of the Rayonier Group or the SpinCo Group and (b) no member of the Rayonier Group shall have any rights whatsoever to use any Rayonier Name or Rayonier Marks subsequent to the date of such termination and Rayonier shall (and shall cause the other members of the Rayonier Group to) immediately cease using the Rayonier Name and Rayonier Marks in any and all forms. Notwithstanding anything in this Agreement to the contrary, upon any termination of the Trademark License pursuant to this Section 6.05, all other rights and licenses granted under this Agreement that are in effect at the time of such termination, whether to Rayonier, SpinCo or any other member of their respective Groups, shall survive and remain in full force and effect.

Section 6.06 Assignment of Other IP upon Cessation. During the term of the license of any Other IP licensed by Licensor (or any other member of its Group) hereunder, if Licensor determines (in its sole and absolute discretion) to permanently cease using such Other IP in connection with its business and Licensor does not intend to (and does not intend to cause the applicable member of its Group to) sell, transfer or assign such Other IP to a Third Party (it being understood that any such transaction would be subject to the terms of this Agreement), Licensor shall reasonably promptly notify Licensee in writing of such determination and, if

Licensee (or any other member of its Group) is then using such Other IP in connection with Licensee’s business, Licensor shall or shall cause any other applicable member of its Group to (and Licensor agrees that the applicable member of Licensor’s Group shall reasonably promptly execute, upon Licensee’s written request, such other documentation as may be reasonably necessary to) irrevocably assign such Other IP to Licensee for aggregate consideration to Licensor (or the applicable member of its Group) of one U.S. dollar ($1.00). Upon any such assignment of such Other IP to Licensee pursuant to this Section 6.06, (a) the license to such Other IP shall automatically and immediately terminate without the need for any further action by any member of the Licensee’s Group or the Licensor’s Group and (b) no member of the Licensor’s Group shall have any rights whatsoever to use such Other IP subsequent to the date of such termination and Licensor shall (and shall cause the other members of its Group to) immediately cease using such Other IP in any and all forms. Notwithstanding anything in this Agreement to the contrary, upon any termination of the license to any Other IP pursuant to this Section 6.06, all other rights and licenses granted under this Agreement that are in effect at the time of such termination, whether to Rayonier, SpinCo or any other member of their respective Groups, shall survive and remain in full force and effect.

Section 6.07 License Exceptions. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to license any Other IP or Software, in whole or in part, or any rights thereunder, if the agreement or attempt to license, without the consent of a Third Party, would in any way adversely affect the rights of any Party with respect to such Other IP or Software. If an attempted license would be ineffective or would adversely affect the rights of any Party, the Parties will cooperate with each other in good faith to effect an arrangement designed reasonably to provide the benefits of such Other IP or Software (as applicable) to the proposed licensee of such Other IP or Software.

ARTICLE VII

ENFORCEMENT

Licensee agrees that it shall advise Licensor reasonably promptly if (and in no event later than five (5) business days after) Licensee (or any other member of its Group) becomes aware of any unauthorized Third-Party use of any Intellectual Property or Software licensed to its Group hereunder. Licensee shall not (and shall cause the other members of its Group not to) take any steps to contact any such Third Party without Licensor’s prior written permission. Licensor shall have the sole discretion to determine whether and in what manner to respond to any such unauthorized Third-Party use and shall be exclusively entitled to any remedies, including monetary damages, related thereto or resulting therefrom. In the event that Licensor decides to initiate any claim against any Third Party, Licensee shall (and shall cause the other members of its Group to) cooperate fully with Licensor at Licensor’s cost and expense.

ARTICLE VIII

BANKRUPTCY

This Agreement constitutes a license of “intellectual property” within the meaning of Section 365(n) of the United States Bankruptcy Code. If Section 365(n) of the United States Bankruptcy Code (or any successor provision) is applicable, and the trustee or debtor-in-possession has rejected this Agreement and if Licensee (or any other member of its Group) has elected pursuant to Section 365(n) of the United States Bankruptcy Code to retain its rights hereunder, then upon the written request of Licensee, to the extent Licensee (or any other member of its Group) is otherwise entitled hereunder, the trustee or debtor-in-possession shall provide to Licensee any intellectual property (including embodiments thereof) held or controlled by the trustee or debtor-in-possession.

ARTICLE IX

TERMINATION

Section 9.01 Termination for Non-Use. If, during the Term, neither SpinCo, any other member of the SpinCo Group nor any assignee or sublicensee of SpinCo permitted in accordance with Section 13.04 or 13.05, respectively, (a) has used a corporate name incorporating the name “RAYONIER” or (b) has otherwise used such name in active commerce, in either case for at least twelve (12) consecutive months (regardless of the reason for such non-use, whether because of acquisition, insolvency or otherwise), then the Trademark License shall automatically and immediately terminate without the need for any further action by any member of the Rayonier Group or the SpinCo Group or any such permitted assignee or sublicensee. Notwithstanding anything in this Agreement to the contrary, upon any termination of the Trademark License pursuant to this Section 9.01, all other rights and licenses granted under this Agreement that are in effect at the time of such termination, whether to Rayonier, SpinCo or any other member of their respective Groups, shall survive and remain in full force and effect.

Section 9.02 Termination for Breach. Either Party may terminate this Agreement with respect to any Intellectual Property or Software, as the case may be, licensed hereunder in the event of a material breach of this Agreement by the other Party (or any other member of the other Party’s Group) with respect to such Intellectual Property or Software if such breach is not cured within thirty (30) days following the breaching Party’s receipt of written notice of such breach from the non-breaching Party. Notwithstanding anything in this Agreement to the contrary, upon any termination of this Agreement with respect to any Intellectual Property or Software pursuant to this Section 9.02, all other rights and licenses granted under this Agreement that are in effect at the time of such termination, whether to Rayonier, SpinCo or any other member of their respective Groups, shall survive and remain in full force and effect.

Section 9.03 Termination by Licensee. Licensee may terminate any license granted to it (or any other member of its Group) hereunder as to any Intellectual Property or Software licensed to it (or any other member of its Group) hereunder by providing at least thirty (30) days’ prior written notice of such termination to the other Party. Notwithstanding anything in this Agreement to the contrary, upon any termination of this Agreement with respect to any Intellectual Property or Software pursuant to this Section 9.03, all other rights and licenses granted under this Agreement that are in effect at the time of such termination, whether to Rayonier, SpinCo or any other member of their respective Groups, shall survive and remain in full force and effect.

Section 9.04 Effect of Termination; Survival. Upon the termination of the Trademark License pursuant to Section 9.01, 9.02 or 9.03, neither SpinCo nor any other member of the SpinCo Group shall have any rights whatsoever to use any Licensed Trademarks subsequent to date of such termination and SpinCo shall (and shall cause the other members of the SpinCo Group to) immediately cease using the Licensed Trademarks in any and all forms; provided that, in the case of a termination pursuant to Section 9.02, SpinCo and each of the other members of the SpinCo Group shall have the right to continue to use the Licensed Trademarks in accordance with this Agreement during the twelve (12)-month period immediately after the effective date of such termination; provided, however, that SpinCo shall (and shall cause each other member of the SpinCo Group to), within such twelve (12)-month period, (a) discontinue all use of the Licensed Trademarks, (b) delete the same from its corporate or business name, and (c) destroy all materials and papers, other than corporate records, upon which any Licensed Trademarks appear. Subject to Section 6.06, upon the termination of this Agreement with respect to the license of any Other IP or Software, neither the Licensee nor any other member of its Group shall have any rights whatsoever to use such Other IP or Software (as applicable) subsequent to the date of such termination and Licensee shall (and shall cause each of the other members of its Group to) immediately cease using such Other IP or Software (as applicable). Notwithstanding anything in this Agreement to the contrary, Sections 4.01(e), 5.03, 6.01, 6.02 and 6.04 and Article XI, Article XII and Article XIII shall survive any termination of this Agreement in whole or in part.

ARTICLE X

GROUP MEMBERS

Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any other member of such Party’s Group.

ARTICLE XI

DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

Section 11.01 Disclaimer of Representations and Warranties. ALL INTELLECTUAL PROPERTY AND SOFTWARE LICENSED UNDER THIS AGREEMENT ARE FURNISHED “AS IS,” WITHOUT ANY SUPPORT, ASSISTANCE, MAINTENANCE (EXCEPT AS EXPRESLLY PROVIDED IN SECTION 3.03), OR WARRANTIES OF ANY KIND WHATSOEVER. LICENSEE ASSUMES TOTAL RESPONSIBILITY AND RISK FOR ITS (AND ANY OTHER MEMBER OF ITS GROUP) USE OF ANY INTELLECTUAL PROPERTY OR SOFTWARE LICENSED TO ITS GROUP HEREUNDER. NEITHER LICENSOR NOR ANY OTHER MEMBER OF ITS GROUP MAKE (AND HEREBY EXPRESSLY DISCLAIMS) ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF TITLE OR NON-INFRINGEMENT, OR ANY WARRANTY THAT ANY SUCH INTELLECTUAL PROPERTY IS “ERROR FREE.”

Section 11.02 Disclaimer of Certain Damages. IN NO EVENT SHALL EITHER PARTY, ANY MEMBER OF ITS GROUP OR THEIR RESPECTIVE REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE OR SIMILAR DAMAGES IN EXCESS OF COMPENSATORY DAMAGES OF THE OTHER PARTY IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT (OTHER THAN ANY SUCH LIABILITY WITH RESPECT TO A

THIRD-PARTY CLAIM), AND EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF, EACH OTHER MEMBER OF ITS GROUP AND ITS REPRESENTATIVES ANY CLAIM FOR SUCH DAMAGES, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE. THE LIMITATIONS SET FORTH ABOVE IN THIS SECTION 11.02 SHALL NOT APPLY IN RESPECT OF ANY LIABILITY ARISING OUT OF OR IN CONNECTION WITH (A) EITHER PARTY’S LIABILITY FOR BREACHES OF CONFIDENTIALITY UNDER SECTION 4.01(e) OR 5.03, (B) THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD OF OR BY THE PARTY TO BE CHARGED, OR (C) CLAIMS FOR INDEMNIFICATION IN RESPECT OF THIRD-PARTY CLAIMS UNDER ARTICLE XII.

ARTICLE XII

INDEMNIFICATION

Section 12.01 Indemnification. In addition to (but not in duplication of) its other indemnification obligations (if any) under the Separation and Distribution Agreement, this Agreement or any other Ancillary Agreement, to the fullest extent permitted by Law, Licensee shall (and shall cause the other members of its Group to) indemnify, defend and hold harmless Licensor, each of the other members of Licensor’s Group and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Licensor Indemnitees”), from and against any and all Liabilities of the Licensor Indemnitees to the extent that such Liabilities relates to, arises out of or results from (i) a breach of this Agreement by Licensee (or any other member of its Group) or (ii) use by Licensee (or any other member of its Group) of any of the Intellectual Property or Software licensed to Licensee (or any other member of its Group) hereunder.

Section 12.02 Indemnification Procedures. The procedures for indemnification set forth in Sections 4.5, 4.6 and 4.7 of the Separation and Distribution Agreement shall govern claims for indemnification under this Agreement.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Further Assurances. Each Party shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 13.02 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

(b) This Agreement, the Separation and Distribution Agreement and the Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein.

(c) Rayonier represents on behalf of itself and, to the extent applicable, each other member of the Rayonier Group and SpinCo represents on behalf of itself and, to the extent applicable, each other member of the SpinCo Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(d) Each Party acknowledges and agrees that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 13.03 Governing Law. This Agreement (and any Dispute arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of Laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 13.04 Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party. Notwithstanding the foregoing, no such consent shall be required for the assignment of a Party’s rights and obligations under the Separation and Distribution Agreement, this Agreement and the other Ancillary Agreements in whole (i.e., the assignment of a Party’s rights and obligations under the Separation and Distribution Agreement, this Agreement and all the other Ancillary Agreements all at the same time) in connection with a change of control, or a sale of all or substantially all of the assets, of a

Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant party thereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party. Nothing herein is intended to, or shall be construed to, prohibit either Party or any member of its Group from being party to or undertaking a change of control.

Section 13.05 Sublicensing Right. Licensee shall not (and shall cause the other members of its Group not to) sublicense any of the Intellectual Property or Software licensed to it or its Group hereunder without the express prior written consent of the Licensor of such Intellectual Property or Software (such consent not to be unreasonably withheld in the case of the purchase or acquisition of an Acquired Business by an Acquiring Person); provided that, in the event that one or more Third Parties purchases or acquires (whether by way of merger, share exchange, consolidation, business combination, consolidation, acquisition of all or substantially all assets, or other similar transaction or otherwise) any of the segments, divisions or businesses of SpinCo (or any other member of the SpinCo Group) that design, develop, manufacture, market, provide or perform any products or services under any Licensed Trademark (any such segment, division or business, an “Acquired Business”; and any such Third Party, an “Acquiring Person”), SpinCo may, without obtaining the consent of Rayonier or any other member of the Rayonier Group, grant a sublicense to any such Acquiring Person to use and display the applicable Licensed Trademarks solely for use in the Acquired Business; provided, however, that each such Acquiring Person agrees in writing, in a sublicense agreement, to be bound by the terms of this Agreement that are applicable to the Licensed Trademarks (including complying with the quality standards and providing Rayonier with the examination rights set forth in Section 3.01) and that such sublicense agreement shall provide that (a) no such Acquiring Person shall have any right whatsoever to (i) assign any of its rights or delegate any of its obligations under such sublicense agreement to any Person, (ii) grant a license or sublicense to or assign any Licensed Trademark or any other Rayonier Name or Rayonier Marks to any Person or (iii) use or display any Licensed Trademarks sublicensed to it other than in connection with the Acquired Business (and, in no event, other than in the SpinCo Field of Use); (b) such sublicense agreement shall expire on the first to occur of (i) the date on which the Term expires and (ii) the date that is the fifth (5th) anniversary of the completion of the purchase or acquisition of the applicable Acquired Business by the Acquiring Person (or such shorter period as the Acquiring Person and the SpinCo shall agree); and (c) Rayonier shall be a third-party beneficiary under such sublicense agreement, with the right to enforce any and all applicable provisions thereof (including those provisions required pursuant to clause (a) or (b) of this proviso). SpinCo shall provide Rayonier with a copy of the duly executed sublicense agreement.

Section 13.06 Third-Party Beneficiaries. Except as provided in Article XII with respect to the Licensor Indemnitees in their capacities as such, (a) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any other Person except the Parties any rights or remedies hereunder and (b) there are no other Third-Party beneficiaries of this Agreement and this Agreement shall not provide any other Third Party with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 13.07 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13.07):

If to Rayonier, to:

Rayonier Inc.

225 Water Street, Suite 1400

Jacksonville, FL 32202

Attention: General Counsel

and

Rayonier Inc.

225 Water Street, Suite 1400

Jacksonville, FL 32202

Attention: Chief Financial Officer

If to SpinCo, to:

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, FL 32207

Attention: General Counsel

and

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, FL 32207

Attention: Chief Financial Officer

Any Party may, by notice to the other Party, change the address to which such notices are to be given.

Section 13.08 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 13.09 Headings. The Article, Section and Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 13.10 Waivers of Default. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the waiving Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 13.11 Dispute Resolution. In the event of any controversy, dispute or claim (a “Dispute”) arising out of or relating to any Party’s rights or obligations under this Agreement (whether arising in contract, tort or otherwise) (including the interpretation or validity of this Agreement), such Dispute shall be resolved in accordance with the dispute resolution process referred to in Article VII of the Separation and Distribution Agreement.

Section 13.12 Specific Performance. Subject to Section 13.11, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, may be inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the Parties.

Section 13.13 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 13.14 Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Annexes and Exhibits hereto) and not to any particular provision of this Agreement; (c) Article, Section, Exhibit, Annex and Schedule references are to the Articles, Sections, Exhibits, Annexes and Schedules to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in the United States or Jacksonville, Florida; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (j) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to June 27, 2014.

Section 13.15 Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable to this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

RAYONIER INC.

By:	/s/ H. Edwin Kiker
Name: H. Edwin Kiker
Title: Senior Vice President and Chief
Financial Officer

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ Paul G. Boynton
Name: Paul G. Boynton
Title: President and Chief Executive
Officer

[Signature Page to Intellectual Property Agreement]

Schedule A

Licensed Trademarks

Rayonier Advanced

Rayonier Advanced Materials

Rayonier Advanced Materials Inc.

Rayonier AM

Rayonier A.M.

Rayonier Cellulose Specialties

Rayonier CS

Rayonier C.S.

Rayonier Dissolving Pulp

Rayonier High Purity

Rayonier Performance Fibers

Rayonier Performance Fibers Global Sales and Distribution Company

Rayonier PF

Rayonier P.F.

Rayonier Specialty Cellulose